UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

KINDRED HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 21, 2018, Kindred Healthcare, Inc. (the “Company”) distributed a written communication to all Kindred employees related to the proposed transaction, a copy of which is set forth below.

MOVING FORWARD KINDRED HEALTHCARE Since I last wrote to you, the Project Management Office (PMO) – consisting of members of Kindred leadership and representatives from TPG Capital (TPG), Welsh, Carson, Anderson & Stowe (WCAS), and Humana – held a project kick off meeting to formalize the processes and work streams required to complete the transaction. During the meeting, cross functional teams representing a variety of key business areas reviewed their strategies and important milestones before the close, and they will continue to meet on a regular basis to ensure all activities remain on track. Future editions of Moving Forward will include updates on their progress. During the meeting, attendees had the opportunity to hear from each of our new partners and gain perspective on their approach to partnering with companies like Kindred. For those who are interested in learning more about TPG, WCAS and Humana, below is a brief profile of each company:TPG: TPG is a leading global alternative asset firm, which partners with companies that hold significant growth potential. TPG has a long history of helping its partners build their businesses and unlock greater possibilities. With more than $73 billion of assets under management, TPG has investments across a wide range of industries including retail, real estate, natural resources and energy, technology, and digital media. TPG has extensive experience in the healthcare industry, with approximately $10.6 billion invested in the sector, ranging from pharmaceutical companies to technology and data providers that build innovative solutions to emerging challenges. TPG’s current portfolio of investments includes IASIS Healthcare, J. Crew, Cirque du Soleil, Norwegian Cruise Line, Spotify, Uber, Burger King, and Continental Airlines.WCAS: WCAS is a private investment firm that focuses on two industries – healthcare and technology. Founded in 1979, WCAS has raised over $22 billion. The firm partners with strong management teams to build value through operational improvements, internal growth initiatives and strategic acquisitions. WCAS’s current portfolio of approximately 20 companies includes Concentra, U.S. Anesthesia Partners, InnovAge, NEWAsurion, and Clearwater.Humana Inc.: Humana is a Louisville based health and well being company dedicated to improving the health of the people it serves – primarily seniors living with chronic conditions – through an Integrated Care Delivery model that brings simplicity, connectivity, and affordability to the healthcare experience. The company has annual revenues of approximately $54 billion and about 45,000 employees. We are excited that each of our partners recognizes Kindred’s potential, as well as the value that you – our 86,000 dedicated teammates – bring to the table. We will continued

HI EVERYONE, February 21, 2018 continue to keep you informed as we make progress toward completing the transaction. In the meantime, we want to answer as many of your questions as possible. As in previous editions, we have included answers to some of the questions submitted by you and your colleagues. If you have a question, please email MovingForward@Kindred.com and we will try to include a response in a future round up of FAQs. Please remember that we may not be able to fully respond to all questions until key decisions are made by the PMO. As a reminder, we expect day to day operations to continue as normal throughout this process, so it should be business as usual for you and your colleagues. We ask that you remain focused on delivering outstanding care to our patients and their family members. Thank you again for your continued hard work and dedication. Regards, Ben continued

Q. Will there be a reduction in our workforce or a significant number of jobs eliminated? A. When the transaction is completed, we will be two separate companies. Both companies will need substantial resources for ongoing operations, and we expect very little, if any, change in field operations. At this time we do not expect significant changes to staffing levels in the Support Center. It is important to note that the transaction includes a transition services agreement (TSA) under which the Hospital company will provide services to the Home Care company for a designated period of time. In addition, the Home Care company and Hospital company each will need to develop independent support functions that are now conducted as a single entity. As more information becomes available, we are committed to sharing it with you in a timely and transparent manner. Q. Will core support functions such as Accounts Payable still be provided by the Kindred Support Center? A. The PMO is evaluating each support function, but at this time we do not expect significant changes to those functions currently provided by the Support Center. As more specific information becomes available, we are committed to sharing it with you in a timely and transparent manner. Q. Will the transaction create more advancement opportunities for teammates? A. Our partners are focused on delivering quality patient care and making investments in our business that support growth. We expect the transaction will create a variety of opportunities for Kindred teammates, and as new opportunities become available, we will share details with you. Q. Will there be any changes to vendor/service contracts before or after the close of the transaction? For example, will existing contracts carry over to the new companies or be reevaluated and sent out for bid? A. Until the transaction closes, it should be business as usual for all existing vendor/service contracts. As we get closer to the close of the transaction, some contracts will need to be evaluated since the contracting party and the scope of the existing agreement may change. We will share more information about specific contracts as decisions are made and details are finalized. In the meantime, if you receive questions from vendors or service providers regarding renewing or renegotiating any contracts, please refer those inquiries to Mike Grannan, Vice President of Purchasing, at Mike.Grannan@kindred.com. During this time, contracts should not be extended beyond month to month without approval from the Kindred Law Department. Q. After the transaction closes, will RehabCare continue to manage the rehab teams in the LTACH locations that aren’t part of the Hospital Division? A. At this time, we do not anticipate any changes to our current business model in which KRS/RehabCare manages the rehab teams in LTACH locations. We will continue to look for opportunities to grow our external LTACH partnerships. Q. Why did Kindred decide to create two new companies instead of simply spinning off the Kindred at Home business? Was there a reason the purchase of Kindred at Home was split between Humana and the private equity firms? A. The structure was developed based on extensive work with investment bankers and other advisors who have experience with similarly complex transactions. It was determined that a structure with two companies owned by a group of investment partners would yield the most optimal result for our employees, our patients and our stockholders. FREQUENTLY ASKED QUESTIONS

Forward Looking Statements

Certain statements contained herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” “seek,” “continue” and other similar expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed transactions include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of the Company’s stockholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; changes in the business or operating prospects of the Company or its businesses; changes in health care and other laws and regulations; the impact of the announcement of, or failure to complete, the proposed merger on our relationships with employees, customers, vendors and other business partners; and potential or actual litigation. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

The Company has filed with the SEC and will mail to its stockholders a definitive proxy statement in connection with the proposed merger. We urge investors and security holders to read the proxy statement because it contains important information regarding the proposed merger. You may obtain a free copy of the proxy statement and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement and other documents filed by the Company with the SEC relating to the proposed merger for free by accessing the Company’s website at www.kindredhealthcare.com by clicking on the link for “Investors”, then clicking on the link for “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information about Kindred’s directors and executive officers, including information regarding the interests of these directors and executive officers in the proposed merger, is included in Kindred’s definitive proxy statement, which was filed with the SEC on February 21, 2018. You can obtain a free copy of this document from the Company using the contact information above.